NEWS RELEASE
CONTACT:	1775 Eye Street, NW, Suite 1000
Tejal R. Engman	Washington, DC 20006
Vice President, Investor Relations	Tel 202-774-3200
E-Mail: tengman@washreit.com	Fax 301-984-9610
www.washreit.com

July 27, 2017

WASHINGTON REAL ESTATE INVESTMENT TRUST ANNOUNCES SECOND QUARTER FINANCIAL AND OPERATING RESULTS AND QUARTERLY DIVIDEND

Washington Real Estate Investment Trust (“Washington REIT” or the “Company”) (NYSE: WRE), a leading owner and operator of commercial and multifamily properties in the Washington, DC area, reported financial and operating results today for the quarter ended June 30, 2017:

Second Quarter 2017 Highlights

Net income attributable to controlling interests was $7.9 million, or $0.10 per diluted share, compared to $31.8 million, or $0.44 per diluted share in the second quarter of 2016, which included the recognition of a $24.1 million gain from the first sale transaction of the suburban Maryland office portfolio. NAREIT Funds from Operations (FFO) was $37.1 million, or $0.48 per diluted share, compared to $32.9 million, or $0.46 per diluted share, in second quarter 2016. Additional highlights are as below:

•	Reported Core FFO of $0.48 per diluted share, compared to $0.46 per diluted share in second quarter 2016

•	Grew same-store Net Operating Income (NOI) by 8.8% year-over-year

•	Grew same-store NOI by 14.8% for the office, 4.6% for the retail and 2.6% for the multifamily portfolios year-over-year

•	Increased same-store economic occupancy by 470 basis points year-over-year to 93.7%

•	Raised the mid-point of 2017 Core FFO guidance by two cents per fully diluted share and tightened 2017 Core FFO guidance to a range of $1.80 to $1.84 from $1.76 to $1.84 per fully diluted share

•	Raised 2017 same-store NOI growth assumption to range from 5.75% to 6.25% year-over-year, driven by increased office, retail and multifamily same-store NOI year-over-year growth assumptions

•	Signed a 131,000 square foot, 15-year lease with the United States Department of Agriculture (USDA) at Braddock Metro Center in Alexandria, VA

•	Completed the acquisition of Watergate 600, a 289,000 square foot office building in Washington, DC for $135.0 million

"Washington REIT has delivered strong second-quarter and first half 2017 results. We achieved 9.6% year-over-year same-store NOI growth in the first half of the year, raised our 2017 same-store NOI growth assumptions across all three asset classes, raised our 2017 Core FFO guidance for the second time this year, acquired an iconic DC office asset with strong NAV growth potential, and signed a significant new office lease, thereby addressing all our large, near-term office lease expirations," said Paul T. McDermott, President and Chief Executive Officer. "Our positive momentum is driven by our research-based capital allocation, which has strategically positioned us to capitalize on attractive value-add growth opportunities in the Washington metro region and to generate strong risk-adjusted returns for our shareholders."

Operating Results

The Company's overall portfolio NOI(2) was $54.8 million for the quarter ended June 30, 2017, compared to $51.2 million in the corresponding prior year period. Overall portfolio ending occupancy(5) for the second quarter was at 93.4%, compared to 91.1% at the end of the second quarter last year and 93.5% at the end of first quarter 2017.

Washington Real Estate Investment Trust

Same-store(3) portfolio ending occupancy for the second quarter of 2017 was 93.3%, compared to 90.8% at June 30, 2016 and 93.7% at the end of first quarter 2017. Same-store portfolio NOI for the second quarter increased by 8.8%, compared to the corresponding prior year period.

▪
Office: 51% of Total NOI - Same-store NOI increased by 14.8% compared to the corresponding prior year period, primarily due to 870 basis points of economic occupancy(6) gains driven by lease commencements, of which approximately 60% occurred at the recently redeveloped Silverline Center with the rest spread across the same-store office portfolio. Periodic settlements of tenant recoveries were also higher. Same-store ending occupancy increased by 610 basis points year-over-year and declined by 10 basis points sequentially to 93.0% primarily due to a tenant move-out that has been re-leased to a cyber security tenant expected to commence in the third quarter. The office portfolio was 94% leased at the end of the second quarter.

▪
Retail: 22% of Total NOI - Same-store NOI increased 4.6% compared to the corresponding prior year period, primarily due to 110 basis points of economic occupancy gains driven by lease commencements, as well as lower bad debt expense and lower utilities due to milder weather. Same-store ending occupancy decreased by 70 basis points year-over-year to 91.4%, and by 240 basis points sequentially, primarily due to the previously announced HHGregg bankruptcy as well as the move-out of a large commodity retailer, which has been backfilled by a supermarket chain whose lease commenced in the third quarter. The retail portfolio was 93% leased at the end of the second quarter.

▪
Multifamily: 27% of Total NOI - Same-store NOI increased by 2.6% compared to the corresponding prior year period, driven by 180 basis points of rental growth. Same-store effective new lease rent trade-outs increased by 5.6% and same store effective renewal rent trade-outs increased by 3.3% year-over-year. Same-store ending occupancy on a unit basis increased by 80 basis points year-over-year and 60 basis points sequentially to 95.4%. The multifamily portfolio was 98% leased at the end of the second quarter.

Leasing Activity

During the second quarter, Washington REIT signed commercial leases totaling 367,000 square feet, including 228,000 square feet of new leases and 139,000 square feet of renewal leases, as follows (all dollar amounts are on a per square foot basis).

	Square Feet	Weighted Average Term (in years)	Weighted Average Free Rent Period (in months)	Weighted Average Rental Rates	Weighted Average Rental Rate % Increase	Tenant Improvements	Leasing Commissions
New:
Office	192,000	11.7	12.5	$31.14	(14.2)%	$61.00	$16.96
Retail	36,000	11.6	6.9	36.28	66.4%	54.06	17.44
Total	228,000	11.7	11.6	31.92	(6.5)%	59.91	17.04

Renewal:
Office	22,000	6.5	3.0	$58.15	14.8%	$12.71	$8.94
Retail	117,000	5.0	—	23.43	11.1%	0.20	0.51
Total	139,000	5.3	0.9	28.94	12.2%	2.18	1.85

Included in the new office leasing during the quarter, is a 131,000 square foot, 15-year lease with the USDA to backfill the space being vacated by Engility at Braddock Metro Center in Alexandria, VA, an asset that is being redeveloped.

Subsequent to quarter-end, the recently redeveloped Army Navy Building in Washington, DC, leased approximately 17,000 square feet and is now 71% leased.

Washington Real Estate Investment Trust

Acquisition Activity

On April 4, 2017, Washington REIT completed the acquisition of Watergate 600, a 289,000 square foot iconic office building on the Potomac riverfront in Washington, DC for $135.0 million in a transaction that was structured to include the issuance of operating partnership units for a portion of the purchase price.
Capital Update

Year-to-date, the Company issued 2,070,000 shares at an average price of $31.44 per share through the Company’s At-the-Market (ATM) program, raising gross proceeds of $65.1 million to maintain balance sheet strength.

Earnings Guidance

Management is raising the mid-point of 2017 Core FFO guidance by two cents per fully diluted share and tightening 2017 Core FFO guidance to a range of $1.80 to $1.84 from $1.76 to $1.84 per fully diluted share. The following assumptions are incorporated into the tightened guidance range:

•	Same-store NOI growth is raised to a projected range of 5.75% to 6.25%, from a previous range of 4.75% to 5.25%

•	Same-store office NOI growth is raised to a projected range of 9.0% to 9.5%, from a previous range of 7.25% to 7.75%

•	Same-store retail NOI growth is raised to a projected range of 2.5% to 3.0%, from a previous range of 2.0% to 2.5%

•	Same-store multifamily NOI growth is raised to a projected range of 3.0% to 3.5%, from a previous range of 2.5% to 3.0%

•	The Company's acquisition assumptions currently reflect Watergate 600, although it continues to seek further value-add opportunities

•	The Company assumes dispositions of assets ranging from $70 to $100 million, including Walker House, a multifamily asset located in Gaithersburg, MD

•	Interest expense is now projected to be approximately $47.5 to $48.0 million considering the acquisition of Watergate 600 and the anticipated timing of the assumed dispositions

•	General and administrative expense is now projected to range from $22.0 to $22.5 million

•	Non same-store office NOI, which includes Watergate 600, is now projected to range between $18.5 to $19.5 million

•	Non same-store multifamily NOI is now projected to range between $13.0 to $13.5 million

Non same-store properties in 2017 consist of Riverside Apartments, a multifamily asset acquired in 2016, The Army Navy Building and Braddock Metro Center, two office assets that are being repositioned in 2017, and Watergate 600, an office asset that was acquired in the second quarter of 2017.

Washington REIT's 2017 Core FFO guidance is based on a number of factors, many of which are outside its control and all of which are subject to change. Washington REIT may change its guidance during the year as actual and anticipated results vary from these assumptions.

2017 Guidance Reconciliation Table (a)

A reconciliation of projected net income attributable to the controlling interests per diluted share to projected Core FFO per diluted share for the year ending December 31, 2017 is as follows:

	Low	High
Net income attributable to the controlling interests per diluted share	$0.31	$0.35
Real estate depreciation and amortization	1.49	1.49
NAREIT FFO per diluted share	1.80	1.84
Core adjustments	—	—
Core FFO per diluted share	$1.80	$1.84
(a) Does not include gains or losses on sales of assets as these will be added as known and incurred. The only assumed asset purchase is the recently-closed acquisition of Watergate 600 in Washington, DC.

Washington Real Estate Investment Trust

Dividends

On June 30, 2017, Washington REIT paid a quarterly dividend of $0.30 per share.

Washington REIT announced today that its Board of Trustees has declared a quarterly dividend of $0.30 per share to be paid on September 30, 2017 to shareholders of record on September 15, 2017.

Conference Call Information

The Conference Call for Second Quarter Earnings is scheduled for Friday, July 28, 2017 at 11:00 A.M. Eastern Time. Conference Call access information is as follows:

USA Toll Free Number:            1-877-407-9205
International Toll Number:        1-201-689-8054

The instant replay of the Conference Call will be available until Friday, August 11, 2017, at 11:59 P.M. Eastern Time. Instant replay access information is as follows:

USA Toll Free Number:            1-877-481-4010
International Toll Number:        1-919-882-2331
Conference ID:                10050

The live on-demand webcast of the Conference Call will be available on the Investor section of Washington REIT's website at www.washreit.com. On-line playback of the webcast will be available for two weeks following the Conference Call.

About Washington REIT

Washington REIT is a self-administered, equity real estate investment trust investing in income-producing properties in the greater Washington metro region. Washington REIT owns a diversified portfolio of 50 properties, totaling approximately 6.3 million square feet of commercial space and 4,480 multifamily units, and land held for development. These 50 properties consist of 20 office properties, 16 retail centers and 14 multifamily properties. Washington REIT shares are publicly traded on the New York Stock Exchange (NYSE:WRE).
Note: Washington REIT's press releases and supplemental financial information are available on the Company website at www.washreit.com or by contacting Investor Relations at (202) 774-3200.
Certain statements in our earnings release and on our conference call are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements in this earnings release preceded by, followed by or that include the words “believe,” “expect,” “intend,” “anticipate,” “potential,” “project,” “will” and other similar expressions. Such statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, changes in general and local economic and real estate market conditions, the potential for federal government budget reductions, the risk of failure to complete contemplated acquisitions and dispositions, the timing and pricing of lease transactions, the availability and cost of capital, fluctuations in interest rates, tenants' financial conditions, levels of competition, the effect of government regulation, and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2016 Form 10-K and subsequent Quarterly Reports on Form 10-Q. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

(1) Funds From Operations (“FFO”) - The National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) defines FFO (April, 2002 White Paper) as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) associated with sales of property, impairment of depreciable real estate and real estate depreciation and amortization. FFO is a non-GAAP measure and does not replace net income as a measure of performance or net cash provided by operating activities as a measure of liquidity. We consider FFO to be a standard supplemental measure for real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs.

Core Funds From Operations (“Core FFO”) is calculated by adjusting FFO for the following items (which we believe are not indicative of the performance of Washington REIT's operating portfolio and affect the comparative measurement of Washington REIT's operating performance over

Washington Real Estate Investment Trust

time): (1) gains or losses on extinguishment of debt, (2) expenses related to acquisition and structuring activities, (3) executive transition costs and severance expense related to corporate reorganization and related to executive retirements or resignations, (4) property impairments, casualty gains, and gains or losses on sale not already excluded from FFO, as appropriate, and (5) relocation expense. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of Washington REIT's ability to incur and service debt and to distribute dividends to its shareholders. Core FFO is a non-GAAP and non-standardized measure and may be calculated differently by other REITs.

(2) Net Operating Income (“NOI”), defined as real estate rental revenue less real estate expenses, is a non-GAAP measure. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain on sale, if any), plus interest expense, depreciation and amortization, general and administrative expenses, acquisition costs, real estate impairment and gain or loss on extinguishment of debt. We also present NOI on a cash basis ("cash NOI") which is calculated as NOI less the impact of straight-lining of rent and amortization of market intangibles. We provide each of NOI and cash NOI as a supplement to net income calculated in accordance with GAAP. As such, neither should be considered an alternative to net income as an indication of our operating performance. They are the primary performance measures we use to assess the results of our operations at the property level.

(3) For purposes of evaluating comparative operating performance, we categorize our properties as “same-store” or “non-same-store”. Same-store properties include all properties that were owned for the entirety of the current and prior reporting periods and exclude properties under redevelopment or development and properties purchased or sold at any time during the periods being compared. A non-same-store property is one that was acquired, under redevelopment or development, or placed into service during either of the periods being evaluated. We define redevelopment properties as those for which we expect to spend significant development and construction costs on existing or acquired buildings pursuant to a formal plan which has a current impact on operating results, occupancy and the ability to lease space with the intended result of a higher economic return on the property. Redevelopment and development properties are included in the same-store pool upon completion of the redevelopment or development, and the earlier of achieving 90% occupancy or two years after completion.

(4) Funds Available for Distribution (“FAD”) is a non-GAAP measure. It is calculated by subtracting from FFO (1) recurring expenditures, tenant improvements and leasing costs, that are capitalized and amortized and are necessary to maintain our properties and revenue stream (excluding items contemplated prior to acquisition or associated with development / redevelopment of a property) and (2) straight line rents, then adding (3) non-real estate depreciation and amortization, (4) non-cash fair value interest expense and (5) amortization of restricted share compensation, then adding or subtracting the (6) amortization of lease intangibles, (7) real estate impairment and (8) non-cash gain/loss on extinguishment of debt, as appropriate. FAD is included herein, because we consider it to be a performance measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. FAD is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.

(5) Ending Occupancy is calculated as occupied square footage as a percentage of total square footage as of the last day of that period.

(6) Economic occupancy is calculated as actual real estate rental revenue recognized for the period indicated as a percentage of gross potential real estate rental revenue for that period. We determine gross potential real estate rental revenue by valuing occupied units or square footage at contract rates and vacant units or square footage at market rates for comparable properties. We do not consider percentage rents and expense reimbursements in computing economic occupancy percentages.

Washington Real Estate Investment Trust

Ending Occupancy Levels by Same-Store Properties (i) and All Properties
	Ending Occupancy
	Same-Store Properties		All Properties
	2nd QTR	2nd QTR	2nd QTR	2nd QTR
Segment	2017	2016	2017	2016
Multifamily	95.1%	94.2%	94.9%	94.4%
Office	93.0%	86.9%	92.9%	87.5%
Retail	91.4%	92.1%	91.4%	92.1%

Overall Portfolio	93.3%	90.8%	93.4%	91.1%

(i) Same-Store properties include all stabilized properties that were owned for the entirety of 2017 and the prior year, and exclude properties under redevelopment or development and properties purchased or sold at any time during 2017 or the prior year. We define redevelopment properties as those for which we expect to spend significant development and construction costs on existing or acquired buildings pursuant to a formal plan which has a current impact on operating results, occupancy and the ability to lease space with the intended result of a higher economic return on the property. Properties under redevelopment or development are included with the non-same-store properties beginning in the period during which redevelopment or development activities commence. We consider properties to no longer be under redevelopment or development upon substantial completion of redevelopment or development activities, and the earlier of achieving 90% occupancy or two years after substantial completion. For Q2 2017 and Q2 2016, same-store properties exclude:

Office Acquisition: Watergate 600;
Multifamily Acquisition: Riverside Apartments; and
Office Redevelopment: The Army Navy Building and Braddock Metro Center.

Also excluded from same-store properties in Q2 2017 and Q2 2016 are:
Sold Properties:
Office: 6110 Executive Boulevard, Wayne Plaza, 600 Jefferson Plaza, West Gude Drive, 51 Monroe Street and One Central Plaza.

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
OPERATING RESULTS	2017	2016	2017	2016
Revenue
Real estate rental revenue	$83,456	$79,405	$160,957	$156,542
Expenses
Real estate expenses	28,691	28,175	56,554	56,909
Depreciation and amortization	29,261	25,161	55,330	51,199
Acquisition costs	—	1,024	—	1,178
General and administrative	5,759	4,968	11,385	10,479
Casualty gain	—	(676)	—	(676)
	63,711	58,652	123,269	119,089
Other operating income
Gain on sale of real estate	—	24,112	—	24,112
Real estate operating income	19,745	44,865	37,688	61,565
Other income (expense):
Interest expense	(12,053)	(13,820)	(23,458)	(28,180)
Other income	48	83	125	122
Income tax benefit	107	693	107	693
	(11,898)	(13,044)	(23,226)	(27,365)

Net income	7,847	31,821	14,462	34,200
Less: Net loss attributable to noncontrolling interests in subsidiaries	17	15	36	20
Net income attributable to the controlling interests	$7,864	$31,836	$14,498	$34,220

Net income	7,847	31,821	14,462	34,200
Depreciation and amortization	29,261	25,161	55,330	51,199
Gain on sale of depreciable real estate	—	(24,112)	—	(24,112)
NAREIT funds from operations(1)	$37,108	$32,870	$69,792	$61,287

Tenant improvements and incentives	(2,630)	(7,639)	(8,572)	(9,182)
External and internal leasing commissions capitalized	(1,414)	(3,350)	(3,937)	(4,365)
Recurring capital improvements	(663)	(1,237)	(1,068)	(2,145)
Straight-line rents, net	(1,106)	(880)	(1,955)	(1,563)
Non-cash fair value interest expense	(224)	44	(526)	86
Non real estate depreciation & amortization of debt costs	815	876	1,714	1,826
Amortization of lease intangibles, net	585	853	1,435	1,796
Amortization and expensing of restricted share and unit compensation	1,186	850	2,316	2,369
Funds available for distribution(4)	$33,657	$22,387	$59,199	$50,109

Washington Real Estate Investment Trust

		Three Months Ended June 30,		Six Months Ended June 30,
Per share data:		2017	2016	2017	2016
Net income attributable to the controlling interests	(Basic)	$0.10	$0.44	$0.19	$0.49
	(Diluted)	$0.10	$0.44	$0.19	$0.49
NAREIT funds from operations	(Basic)	$0.48	$0.46	$0.92	$0.87
	(Diluted)	$0.48	$0.46	$0.92	$0.87

Dividends paid		$0.30	$0.30	$0.60	$0.60

Weighted average shares outstanding		76,705	71,719	75,785	70,010
Fully diluted weighted average shares outstanding		76,830	71,912	75,903	70,200
Fully diluted weighted average shares outstanding (for FFO)		76,830	71,912	75,903	70,200

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	June 30, 2017
	(unaudited)	December 31, 2016
Assets
Land	$616,444	$573,315
Income producing property	2,201,846	2,112,088
	2,818,290	2,685,403
Accumulated depreciation and amortization	(691,515)	(657,425)
Net income producing property	2,126,775	2,027,978
Properties under development or held for future development	46,154	40,232
Total real estate held for investment, net	2,172,929	2,068,210
Investment in real estate held for sale, net	6,983	—
Cash and cash equivalents	13,237	11,305
Restricted cash	1,506	6,317
Rents and other receivables, net of allowance for doubtful accounts of $2,274 and $2,377, respectively	72,149	64,319
Prepaid expenses and other assets	121,005	103,468
Other assets related to properties sold or held for sale	303	—
Total assets	$2,388,112	$2,253,619

Liabilities
Notes payable	$893,763	$843,084
Mortgage notes payable	96,934	148,540
Lines of credit	228,000	120,000
Accounts payable and other liabilities	60,165	46,967
Dividend payable	—	22,414
Advance rents	11,956	11,750
Tenant security deposits	9,263	8,802
Liabilities related to properties sold or held for sale	322	—
Total liabilities	1,300,403	1,201,557

Equity
Shareholders' equity
Preferred shares; $0.01 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Shares of beneficial interest, $0.01 par value; 100,000 shares authorized; 76,926 and 74,606 shares issued and outstanding, respectively	769	746
Additional paid-in capital	1,435,994	1,368,636
Distributions in excess of net income	(357,308)	(326,047)
Accumulated other comprehensive loss	6,857	7,611
Total shareholders' equity	1,086,312	1,050,946

Noncontrolling interests in subsidiaries	1,397	1,116
Total equity	1,087,709	1,052,062

Total liabilities and equity	$2,388,112	$2,253,619

Washington Real Estate Investment Trust

The following tables contain reconciliations of net income to same-store net operating income for the periods presented (in thousands):

Three months ended June 30, 2017	Multifamily	Office	Retail	Total
Same-store net operating income(3)	$11,366	$22,476	$11,915	$45,757
Add: Net operating income from non-same-store properties(3)	3,228	5,780	—	9,008
Total net operating income(2)	$14,594	$28,256	$11,915	$54,765
Add/(deduct):
Other income				48
Interest expense				(12,053)
Depreciation and amortization				(29,261)
General and administrative expenses				(5,759)
Income tax benefit				107
Net income				7,847
Less: Net loss attributable to noncontrolling interests in subsidiaries				17
Net income attributable to the controlling interests				$7,864

Three months ended June 30, 2016	Multifamily	Office	Retail	Total
Same-store net operating income(3)	$11,074	$19,582	$11,396	$42,052
Add: Net operating income from non-same-store properties(3)	1,617	7,561	—	9,178
Total net operating income(2)	$12,691	$27,143	$11,396	$51,230
Add/(deduct):
Other income				83
Acquisition costs				(1,024)
Interest expense				(13,820)
Depreciation and amortization				(25,161)
General and administrative expenses				(4,968)
Gain on sale of real estate				24,112
Casualty gain				676
Income tax benefit				693
Net income				31,821
Less: Net loss attributable to noncontrolling interests in subsidiaries				15
Net income attributable to the controlling interests				$31,836

Washington Real Estate Investment Trust

The following tables contain reconciliations of net income to same-store net operating income for the periods presented (in thousands):

Six months ended June 30, 2017	Multifamily	Office	Retail	Total
Same-store net operating income(3)	$22,478	$43,787	$23,757	$90,022
Add: Net operating income from non-same-store properties(3)	6,299	8,082	—	14,381
Total net operating income(2)	$28,777	$51,869	$23,757	$104,403
Add/(deduct):
Other income				125
Interest expense				(23,458)
Depreciation and amortization				(55,330)
General and administrative expenses				(11,385)
Income tax benefit				107
Net income				14,462
Less: Net loss attributable to noncontrolling interests in subsidiaries				36
Net income attributable to the controlling interests				$14,498

Six months ended June 30, 2016	Multifamily	Office	Retail	Total
Same-store net operating income(3)	$21,760	$38,025	$22,370	$82,155
Add: Net operating income from non-same-store properties(3)	1,617	15,861	—	17,478
Total net operating income(2)	$23,377	$53,886	$22,370	$99,633
Add/(deduct):
Other income				122
Acquisition costs				(1,178)
Interest expense				(28,180)
Depreciation and amortization				(51,199)
General and administrative expenses				(10,479)
Gain on sale of real estate				24,112
Casualty gain				676
Income tax benefit				693
Net income				34,200
Less: Net loss attributable to noncontrolling interests in subsidiaries				20
Net income attributable to the controlling interests				$34,220

Washington Real Estate Investment Trust

The following table contains a reconciliation of net income attributable to the controlling interests to core funds from operations for the periods presented (in thousands, except per share data):
		Three Months Ended June 30,		Six Months Ended June 30,
		2017	2016	2017	2016
Net income		$7,847	$31,821	$14,462	$34,200
Add/(deduct):
Real estate depreciation and amortization		29,261	25,161	55,330	51,199
Gain on sale of depreciable real estate		—	(24,112)	—	(24,112)
NAREIT funds from operations(1)		37,108	32,870	69,792	61,287
Add/(deduct):
Casualty (gain)		—	(676)	—	(676)
Acquisition and structuring expenses		104	1,107	319	1,366
Severance expense		—	126	—	586
Core funds from operations(1)		$37,212	$33,427	$70,111	$62,563

		Three Months Ended June 30,		Six Months Ended June 30,
Per share data:		2017	2016	2017	2016
NAREIT FFO	(Basic)	$0.48	$0.46	$0.92	$0.87
	(Diluted)	$0.48	$0.46	$0.92	$0.87
Core FFO	(Basic)	$0.48	$0.46	$0.92	$0.89
	(Diluted)	$0.48	$0.46	$0.92	$0.89

Weighted average shares outstanding		76,705	71,719	75,785	70,010
Fully diluted weighted average shares outstanding (for FFO)		76,830	71,912	75,903	70,200